Exhibit 99.2

2025

Quarter Ended
June 30, 2025

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

piggly wiggly
BAKERY
DELI
STOP
WHLR
REAL ESTATE INVESTMENT TRUST

Ladson Crossing
Ladson, SC

Onelife
FITNESS

Coliseum Marketplace
Hampton, VA

cdr
CEDAR REALTY TRUST

ALDI
WHLR
REAL ESTATE INVESTMENT TRUST

JANAF Shopping Yard
Norfolk, VA

H&R BLOCK
SUBWAY
CLOVER GRILL
FOOD LION
WHLR
REAL ESTATE INVESTMENT TRUST

Clover Plaza
Clover, SC

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, but are not limited to: the use of and demand for retail space; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; consumer spending and confidence trends, including those affecting the ability of individuals to spend in retail shopping centers; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the Conversion Price (as defined below) on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; our ability to hire, develop and/or retain talent; changes in governmental regulations, accounting rules, tax rates and similar matters, including tariff-related measures; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation filed by the Company's former CEO, Daniel Khoshaba, may result in significant costs of defense, indemnification and liability, and divert management's attention away from running the Company; the Company's ability to maintain compliance with the financial and other covenants in its debt agreements and under the terms of its Series D Preferred Stock; financing risks, such

WHLR | Financial & Operating Data	2

as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; our ability to repurchase noncontrolling interests and the price and timing of such repurchases; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock the one-for-24 reverse stock split effected on May 16, 2024 (the "May 2024 Reverse Stock Split"), the one-for-five reverse stock split effected on June 27, 2024 (the "June 2024 Reverse Stock Split"), the one-for-three reverse stock split effected on September 19, 2024 (the "September 2024 Reverse Stock Split"), the one-for-two reverse stock split effected on November 18, 2024 (the "November 2024 Reverse Stock Split" and collectively with the May 2024 Reverse Stock Split, June 2024 Reverse Stock Split and September 2024 Reverse Stock Split, the “2024 Reverse Stock Splits”), the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on March 26, 2025 (the "March 2025 Reverse Stock Split"), the one-for-seven reverse stock split effected on May 26, 2025 (the "May 2025 Reverse Stock Split"; together with the January 2025 Reverse Stock Split and March 2025 Reverse Stock Split, the "2025 Reverse Stock Splits"; together with the 2024 Reverse Stock Splits, the "Reverse Stock Splits") and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as a percentage of gross leasable area executed through June 30, 2025.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through June 30, 2025.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of the new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of the renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes above (below) market lease amortization, straight-line rents, general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Kerry G. Campbell	Crystal Plum
Rebecca Musser	Paula Poskon
Megan Parisi	Gary Skoien
Dennis Pollack
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.
For the three months ended June 30, 2025 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(5,046)
Net loss per basic and diluted shares	$(9.45)
FFO available to common stockholders and Operating Partnership (OP) unitholders (in 000s)	$(3,468)
FFO per common share	$(6.50)
AFFO (in 000s)	$4,080
AFFO per common share	$7.64

Assets and Leverage
Investment Properties, net of $117.4 million accumulated depreciation (in 000s)	$510,687
Cash and Cash Equivalents (in 000s)	$28,065
Total Assets (in 000s)	$625,948
Total Debt (in 000s)	$492,937
Debt to Total Assets	78.75%
Debt to Gross Asset Value	65.57%

Ticker	Shares Outstanding at June 30, 2025	Second Quarter stock price range	Stock Price at June 30, 2025
WHLR	1,094,686	$3.33-$29.25	$6.06
WHLRP	3,096,018	$3.00-$4.60	$3.96
WHLRD	1,776,179	$28.70-$35.74	$34.18
CDRpB	857,237	$15.36-$18.27	$15.88
CDRpC	2,907,535	$14.25-$15.14	$14.81

Common Stock market capitalization (in 000s)			$6,634

Portfolio Summary
GLA in sq. ft.	5,182,474	2,253,544
Occupancy Rate	94.0%	86.2%
Leased Rate	94.2%	87.0%
Annualized Base Rent (in 000s)	$50,639	$20,967
Total number of leases signed or renewed	35	11
Total sq. ft. leases signed or renewed	121,385	94,136

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	7

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and six months ended June 30, 2025. For the three months ended June 30, 2025 and 2024, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(9.45) per share and $(11,554.90) per share, respectively. For the six months ended June 30, 2025 and 2024, WHLR's net loss attributable to WHLR's Common Stock stockholders was $(41.01) per share and $(28,562.40) per share, respectively.

2025 SECOND QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 91.6% occupied, a 80 basis point increase from 90.8%;
•was 92.0% leased, a 180 basis point decrease from 93.8%; and
•includes 31 properties that are 100% leased.

•WHLR quarter-to-date leasing activity
•Executed 25 lease renewals, totaling 98,492 square feet at a weighted average increase of $1.37 per square foot, representing an increase of 13.6% over in-place rental rates.
•Signed 10 new leases, totaling 22,893 square feet with a weighted average rental rate of $14.40 per square foot, representing a new rent spread of 40.8%.
•The WHLR portfolio, excluding Cedar, was:
◦94.0% occupied, a 70 basis point increase from 93.3%; and
◦94.2% leased, a 140 basis point decrease from 95.6%.

•CDR quarter-to-date leasing activity
•Executed 6 lease renewals, totaling 77,434 square feet at a weighted average increase of $0.42 per square foot, representing an increase of 10.6% over in-place rental rates.
•Signed 5 new leases, totaling 16,702 square feet with a weighted average rental rate of $21.89 per square foot, representing a new rent spread of (2.4)%.
•The Cedar portfolio was:
◦86.2% occupied, a 20 basis point increase from 86.0%; and
◦87.0% leased, a 310 basis point decrease from 90.1%.

•The Company’s GLA, which is subject to leases that expire over the next six months and includes month-to-month leases, decreased to approximately 2.0%, compared to 3.3%. At June 30, 2025, 47.0% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 23 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 10.7% or $1.6 million. Same-Property NOI was impacted by:
•$1.5 million increase in property revenue; and
•$0.1 million decrease in property expense.

OPERATIONS
•Total revenue of $26.1 million decreased by 0.8% or $0.2 million, primarily a result of:
•$1.9 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold in 2024 and 2025; partially offset by
•$1.5 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to same center properties; and
•$0.2 million increase in market lease amortization and straight line rent.
•Total operating expenses of $16.3 million decreased by 7.6% or $1.3 million, primarily a result of:
•$0.8 million decrease in operating expenses attributable to properties that were sold in 2024 and 2025;
•$0.6 million decrease in depreciation and amortization;
•$0.3 million decrease in repairs and maintenance; and
•$0.1 million decrease in professional fees; partially offset by

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	8

•$0.3 million increase in salaries; and
•$0.1 million increase in utilities.

FINANCIAL
•FFO was $(3.5) million, or $(6.50) per share of the Company's Common Stock as compared to FFO of $(3.6) million, or $(5,275.96) per share.
•AFFO was $7.64 per share of the Company's Common Stock as compared to $3,069.73 per share.

CAPITAL MARKETS
•The Company effected one-for-seven reverse stock split on May 26, 2025.
•The Company issued 291,114 shares of its Common Stock to unaffiliated holders in exchange for 122,700 shares of the Company's Series D Preferred Stock and 122,700 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $2.5 million for the three months end June 30, 2025, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net loss attributable to common stockholders.
•The Company issued an aggregate of 536,477 shares of its Common Stock, having an aggregate fair value of $2.4 million, to settle conversion requests of the holders of the Convertible Notes comprising an aggregate principal amount of $1.5 million, which resulted in an aggregate net loss on conversion of Convertible Notes of $0.9 million.
•The Company recognized a non-operating loss of $6.4 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes which is only adjusted downward based on the redemption price(s) of the Series D Preferred Stock relative to market trade prices of the Convertible Notes and Common Stock.

CEDAR CAPITAL MARKETS
•Cedar repurchased and retired 592,372 shares of Cedar Series B Preferred Stock in two tender offers. The shares of Cedar Series B Preferred Stock were repurchased for an aggregate of $10.6 million at an average price of $17.87 per share, representing a premium to the carrying value of $6.77 per share. The repurchase of the noncontrolling interests caused the recognition of $4.0 million deemed distributions.

OTHER
•The Company recognized non-operating expenses of $0.4 million, which primarily consisted of capital structure costs, including the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions, expenses incurred in connection with the Reverse Stock Splits and redemptions of the Series D Preferred Stock by holders thereof.

2025 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 57 lease renewals totaling 297,681 square feet at a weighted average increase of $1.39 per square foot, representing an increase of 14.0% over in-place rental rates.
•Signed 18 new leases totaling 91,395 square feet with a weighted average rental rate of $13.02 per square foot, representing a new rent spread of 38.8%.
•CDR Year-To-Date Leasing Activity
•Executed 14 lease renewals totaling 151,824 square feet at a weighted average increase of $0.65 per square foot, representing an increase of 8.9% over in-place rental rates.
•Signed 5 new leases totaling 16,702 square feet with a weighted average rental rate of $21.89 per square foot, representing a new rent spread of (2.4)%.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 4.6% or $1.3 million. Same-Property NOI was impacted by:
•$1.7 million increase in property revenue; partially offset by
•$0.4 million increase in property expense.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	9

OPERATIONS
•Total revenue of $50.5 million decreased by 3.3% or $1.7 million, primarily a result of:
•$3.6 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold in 2024 and 2025; partially offset by
•$1.8 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to same center properties; and
•$0.1 million increase in market lease amortization and straight line rent.
•Total operating expenses of $34.2 million decreased by 5.1% or $1.8 million, primarily a result of:
•$1.5 million decrease in operating expenses attributable to properties that were sold in 2024 and 2025;
•$1.0 million decrease in depreciation and amortization;
•$0.2 million decrease in repairs and maintenance; and
•$0.2 million decrease in professional fees; partially offset by
•$0.6 million increase in grounds and landscaping primarily due to an increase in snow removal; and
•$0.4 million increase in salaries.
FINANCIAL
•FFO of $(4.3) million, or $(14.73) per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(7.7) million, or $(11,821.26) per share.
•AFFO of $17.32 per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to $4,340.52 per share.

CAPITAL MARKETS
•The Company effected one-for-four and one-for-five reverse stock splits on January 27, 2025 and March 26, 2025, respectively.
•The Company issued 322,297 shares of its Common Stock to unaffiliated holders in exchange for 260,874 shares of the Company's Series D Preferred Stock and 260,874 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $5.5 million for the six months end June 30, 2025, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net loss attributable to common stockholders.
•The Company recognized a non-operating loss of $8.7 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes which is only adjusted downward based on the redemption price(s) of the Series D Preferred Stock relative to market trade prices of the Convertible Notes and Common Stock.
•As of June 30, 2025, the conversion price for the Convertible Notes was approximately $2.82 per share of the Company’s Common Stock (approximately 8.87 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).

CEDAR CAPITAL MARKETS
•Cedar repurchased and retired 1,301,159 shares of Cedar Series C Preferred Stock in two tender offers. The shares of Cedar Series C Preferred Stock were repurchased for an aggregate of $21.2 million at an average price of $16.29 per share, representing a premium to the carrying value of $6.54 per share. The repurchase of the noncontrolling interests caused the recognition of $12.5 million in deemed distributions, primarily a result of the Cedar Series C Preferred Stock for $8.5 million and Cedar Series B Preferred Stock for $4.0 million.

DISPOSITIONS
•On June 26, 2025, the company sold Winslow Plaza, located in Sicklerville, New Jersey, for $8.7 million, generating a gain of $3.8 million and net proceeds of $7.8 million.
•On May 15, 2025, the company sold Devine Street, located in Columbia, South Carolina, for $7.1 million, generating a gain of $1.1 million and net proceeds of $6.8 million.
•On May 1, 2025, the company sold Amscot Building, located in Tampa, Florida, for $0.6 million, generating a gain of $0.3 million and net proceeds of $0.5 million.
•On March 13, 2025, the company sold Oregon Avenue, located in Philadelphia, Pennsylvania, for $3.0 million, generating a gain of $0.1 million and net proceeds of $2.8 million.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	10

•On March 6, 2025, the company sold South Lake, located in Lexington, South Carolina, for $1.9 million, generating a loss of $1.0 million and net proceeds of $1.6 million.
•On February 11, 2025, the company sold Webster Commons, located in Webster, Massachusetts, for $14.5 million, generating a gain of $6.6 million and net proceeds of $13.9 million.
OTHER
•The Company recognized non-operating expenses of $0.8 million, which primarily consisted of capital structure costs, including the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions, expenses incurred in connection with the Reverse Stock Splits and redemptions of the Series D Preferred Stock by holders thereof.

BALANCE SHEET
•Cash and cash equivalents totaled $28.1 million, compared to $43.0 million at December 31, 2024.
•Restricted cash totaled $30.0 million, compared to $17.8 million at December 31, 2024. The funds at June 30, 2025 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and $10.0 million to secure the April 2025 Cedar Bridge Loan.
•Debt totaled $492.9 million, compared to $499.5 million at December 31, 2024, the decrease is a result of a:
•$10.0 million loan proceeds a result of the April 2025 Cedar Bridge Loan;
•$9.1 million payment on October 2022 Cedar Term Loan related to the sale of Webster Commons;
•$4.2 million payment on Winslow Plaza loan related to the sale of Winslow Plaza;
•$1.5 million conversion of Convertible Notes to Common Stock;
•$1.0 million payment on the June 2022 Term Loan related to the sale of South Lake; and
•$0.7 million scheduled loan principal payments of debt.
•The Company's weighted average interest rate on property level debt was 5.45% with a term of 7.1 years, compared to 5.44% with a term of 7.6 years at December 31, 2024. The weighted average interest rate on all debt was 5.55% with a term of 7.0 years, compared to 5.53% with a term of 7.5 years at December 31, 2024. The increase in property debt interest was $0.2 million, a result of (1) an increase of $0.3 million due to an increase in the overall average interest rate, partially offset by (2) a decrease of $0.1 million in the average principal debt balance. See page 18 for further details on interest expense.
•Real estate, net totaled $510.7 million compared to $534.9 million as of December 31, 2024.
•The Company invested $8.1 million in tenant improvements and capital expenditures into its properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $28.3 million or $15.95 per share as of June 30, 2025.
•During the six months ended June 30, 2025, Cedar paid dividends of $3.7 million.
•On July 28, 2025 Cedar announced that Cedar's Board of Directors declared dividends of $0.453125 and $0.406250 per share with respect to the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, respectively. The dividends are payable on August 20, 2025 to shareholders of record of the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, as applicable, on August 8, 2025.

SERIES D PREFERRED STOCK - REDEMPTIONS
•At June 30, 2025 and December 31, 2024, the Company had 1,776,179 and 2,236,046 issued shares, respectively and 6,000,000 authorized shares of Series D Preferred Stock, without par value, with a $25.00 liquidation preference per share, or $72.7 million and $88.7 million in aggregate liquidation value, respectively, of which $0.5 million and $4.1 million, respectively, are classified as a liability due to redemption requests received before period end.
•During the six months ended June 30, 2025, the Company processed redemptions of an aggregate of 257,111 shares of Series D Preferred Stock from the holders thereof. Accordingly, the Company issued 226,571 shares of Common Stock in settlement of an aggregate redemption price of approximately $10.3 million.
•The gain on preferred stock redemptions is a result of the fair market value of the Common Stock issued on redemptions of the Company's Series D Preferred Stock, in comparison to the Series D Preferred Stock's carrying value. During the six months ended June 30, 2025, the Company has realized a gain of $1.0 million in the aggregate.

RELATED PARTY

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	11

•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the three and six months ended June 30, 2025, Cedar paid the Company $0.2 million and $0.7 million for these services, respectively.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions, sales commissions and Cost Sharing Agreement allocations were $9.9 million and $9.5 million as of June 30, 2025 and December 31, 2024, respectively, and have been eliminated for consolidation purposes.
•As of June 30, 2025, the net asset value of the Company’s investment in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI") was $13.8 million, which includes $10.5 million of subscriptions. For the six months ended June 30, 2025, the unrealized holding gain on investment securities, net was $1.7 million, net of $0.4 million investment fees. Beginning in 2025, the Company is prospectively presenting the SAI Investment's unrealized gains/(losses) within other comprehensive income and its period end value is presented on the line "investment securities - related party,” on the condensed consolidated balance sheets. For more information, see Note 4 in our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

SUBSEQUENT EVENTS
•The Company processed 11,490 shares of Series D Preferred Stock subsequent to June 30, 2025. Accordingly, the Company issued 65,898 shares of Common Stock in settlement of an aggregate redemption price of approximately $0.5 million.
•On July 21, 2025, the Company agreed to issue 120,000 shares of its Common Stock to an unaffiliated holder of the Company’s securities in exchange for a total of 15,000 shares of its Series D Preferred Stock and a total of 15,000 shares of its Series B Preferred Stock.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	12

Consolidated Balance Sheets
$ in 000s, except par value and share data

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$128,776	$138,177
Buildings and improvements	499,292	508,957
	628,068	647,134
Less accumulated depreciation	(117,381)	(112,209)
Real estate, net	510,687	534,925

Cash and cash equivalents	28,065	42,964
Restricted cash	30,012	17,752
Receivables, net	15,726	14,692
Investment securities - related party	13,767	12,025
Above market lease intangibles, net	912	1,285
Operating lease right-of-use assets	8,842	9,235
Deferred costs and other assets, net	17,937	20,824
Total Assets	$625,948	$653,702

LIABILITIES:
Loans payable, net	$477,311	$482,609
Below market lease intangibles, net	8,909	11,121
Derivative liabilities	20,722	11,985
Operating lease liabilities	9,711	10,128
Series D Preferred Stock redemptions	472	4,074
Accounts payable, accrued expenses and other liabilities	17,172	17,131
Total Liabilities	534,297	537,048
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	72,257	84,625
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized; 3,096,018 and 3,357,142 shares, respectively, issued and outstanding; $77.4 million and $83.9 million aggregate liquidation preference, respectively)	41,350	44,791
Common Stock ($0.01 par value, 200,000,000 shares authorized, 1,094,686 and 9,371 shares, respectively, issued and outstanding)	10	—
Additional paid-in capital	296,900	276,416
Accumulated deficit	(358,927)	(347,029)
Accumulated other comprehensive income	1,742	—
Total Shareholders’ Deficit	(18,472)	(25,369)
Noncontrolling interests	37,866	57,398
Total Equity	19,394	32,029
Total Liabilities and Equity	$625,948	$653,702

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	13

Consolidated Statements of Operations and Comprehensive Income (Loss)
$ in 000s, except share and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUE:
Rental revenues	$25,656	$25,894	$49,837	$51,589
Other revenues	445	423	618	600
Total Revenue	26,101	26,317	50,455	52,189
OPERATING EXPENSES:
Property operations	7,741	8,703	16,678	17,802
Depreciation and amortization	5,778	6,373	12,009	12,971
Corporate general & administrative	2,817	2,602	5,549	5,299
Total Operating Expenses	16,336	17,678	34,236	36,072
Gain on disposal of properties, net	5,189	2,883	10,877	2,883
Operating Income	14,954	11,522	27,096	19,000
Interest income	202	60	444	123
Gain on investment securities, net - related party	—	294	—	188
Interest expense	(8,692)	(8,778)	(16,785)	(16,183)
Net changes in fair value of derivative liabilities	(6,427)	(4,968)	(8,737)	(10,475)
Loss on conversion of Convertible Notes	(902)	—	(902)	—
Gain on preferred stock redemptions	228	—	1,046	213
Other expense	(363)	(487)	(763)	(1,229)
Net (Loss) Income Before Income Taxes	(1,000)	(2,357)	1,399	(8,363)
Income tax expense	—	(1)	(26)	(1)
Net (Loss) Income	(1,000)	(2,358)	1,373	(8,364)
Less: Net income attributable to noncontrolling interests	1,447	2,698	3,311	5,399
Net Loss Attributable to Wheeler REIT	(2,447)	(5,056)	(1,938)	(13,763)
Preferred stock dividends - undeclared	(1,632)	(2,022)	(3,510)	(4,064)
Deemed contribution (distribution) related to preferred stock redemption value	553	(710)	553	(710)
Deemed contribution related to preferred stock exchanges	2,491	—	5,518	—
Deemed distribution related to repurchase of noncontrolling interests	(4,011)	—	(12,521)	—
Net Loss Attributable to Wheeler REIT Common Shareholders	$(5,046)	$(7,788)	$(11,898)	$(18,537)

Loss per share:
Basic and Diluted	$(9.45)	$(11,554.90)	$(41.01)	$(28,562.40)
Weighted-average number of shares:
Basic and Diluted	533,806	674	290,090	649

COMPREHENSIVE INCOME (LOSS):
Net (Loss) Income	$(1,000)	$(2,358)	$1,373	$(8,364)

Unrealized holding gain on available for sale securities - related party	1,261	—	1,742	—
Total other comprehensive income	1,261	—	1,742	—
Comprehensive Income (Loss) Attributable to the Company	$261	$(2,358)	$3,115	$(8,364)

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	14

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Operating Income	$14,954	$11,522	$27,096	$19,000
Add (deduct):
Gain on disposal of properties, net	(5,189)	(2,883)	(10,877)	(2,883)
Corporate general & administrative	2,817	2,602	5,549	5,299
Depreciation and amortization	5,778	6,373	12,009	12,971
Straight-line rents	(748)	(356)	(1,147)	(726)
Above (below) market lease amortization, net	(685)	(860)	(1,425)	(1,773)
Other non-property revenue	(55)	(10)	(58)	(13)
NOI related to properties not defined as same-property	(106)	(1,239)	(285)	(2,360)
Same-Property Net Operating Income	$16,766	$15,149	$30,862	$29,515

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	15

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (Loss) Income	$(1,000)	$(2,358)	$1,373	$(8,364)
Depreciation and amortization of real estate assets	5,778	6,373	12,009	12,971
Gain on disposal of properties, net	(5,189)	(2,883)	(10,877)	(2,883)
FFO	(411)	1,132	2,505	1,724
Preferred stock dividends - undeclared	(1,632)	(2,022)	(3,510)	(4,064)
Dividends on noncontrolling interests preferred stock	(1,447)	(2,688)	(3,311)	(5,376)
Preferred stock accretion adjustments	22	22	44	44
FFO available to common stockholders and common unitholders	(3,468)	(3,556)	(4,272)	(7,672)
Other non-recurring and non-cash expenses (1)	32	368	573	368
Gain on investment securities, net - related party	—	(294)	—	(188)
Net changes in fair value of derivative liabilities	6,427	4,968	8,737	10,475
Loss on conversion of Convertible Notes	902	—	902	—
Gain on preferred stock redemptions	(228)	—	(1,046)	(213)
Straight-line rental revenue, net straight-line expense	(767)	(373)	(1,184)	(760)
Deferred financing cost amortization	769	726	1,477	1,354
Paid-in-kind interest	1,466	1,488	2,006	2,031
Above (below) market lease amortization, net	(685)	(860)	(1,425)	(1,773)
Recurring capital expenditures tenant improvement reserves	(368)	(398)	(744)	(805)
AFFO	$4,080	$2,069	$5,024	$2,817

Weighted Average Common Shares	533,806	674	290,090	649
FFO per Common Share	$(6.50)	$(5,275.96)	$(14.73)	$(11,821.26)
AFFO per Common Share	$7.64	$3,069.73	$17.32	$4,340.52

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Net (Loss) Income		$(1,000)	$(2,358)	$1,373	$(8,364)
Add back:	Depreciation and amortization (1)	5,093	5,513	10,584	11,198
	Interest expense (2)	8,692	8,778	16,785	16,183
	Income tax expense	—	1	26	1
EBITDA		12,785	11,934	28,768	19,018
Adjustments for items affecting comparability:
	Net change in FMV of derivative liabilities	6,427	4,968	8,737	10,475
	Loss on conversion of Convertible Notes	902	—	902	—
	Gain on preferred stock redemptions	(228)	—	(1,046)	(213)
	Gain on investment securities, net - related party	—	(294)	—	(188)
	Gain on disposal of properties, net	(5,189)	(2,883)	(10,877)	(2,883)
Adjusted EBITDA		$14,697	$13,725	$26,484	$26,209

(1) Includes above (below) market lease amortization.
(2) Includes loan cost amortization.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	17

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2025	December 31, 2024
Variable-rate:
April 2025 Cedar Bridge Loan	Interest only	5.62%	January 2026	$10,000	$—
Fixed-rate:
Winslow Plaza	$24,295	4.82%	December 2025	—	4,250
Tuckernuck	$32,202	5.00%	March 2026	4,541	4,619
Timpany Plaza	$79,858	7.27%	September 2028	11,471	11,527
Village of Martinsville	$89,664	4.28%	July 2029	14,082	14,313
Laburnum Square	$37,842	4.28%	September 2029	7,562	7,625
Rivergate (1)	$100,222	4.25%	September 2031	16,851	17,091
Convertible Notes	Interest only	7.00%	December 2031	29,353	30,865
June 2022 Term Loan	Interest only	4.25%	July 2032	73,966	75,000
JANAF (2)	Interest only	5.31%	July 2032	60,000	60,000
October 2022 Cedar Term Loan	Interest only	5.25%	November 2032	100,441	109,571
Patuxent Crossing/Coliseum Marketplace	Interest only	6.35%	January 2033	25,000	25,000
May 2023 Term Loan 1	Interest only	6.19%	June 2033	61,100	61,100
May 2023 Term Loan 2	Interest only	6.24%	June 2033	53,070	53,070
June 2024 Term Loan	Interest only	6.80%	July 2034	25,500	25,500
Total Principal Balance				492,937	499,531
Unamortized deferred financing cost				(15,626)	(16,922)
Total Loans Payable, net				$477,311	$482,609

(1) In October 2026, the interest rate under this loan resets based on the 5-year U.S. Treasury Rate, plus 2.70%, with a floor of 4.25%.
(2) Collateralized by JANAF properties.

Interest Expense
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended Changes		Six Months Ended Changes
	2025	2024	2025	2024	Dollar	Percent	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,343	$4,099	$8,667	$8,300	$244	6.0%	$367	4.4%
Convertible Notes interest (1)	1,466	1,488	2,006	2,031	(22)	(1.5)%	(25)	(1.2)%
Loan prepayment premium	32	368	573	368	(336)	(91.3)%	205	55.7%
Amortization of deferred financing costs	769	726	1,477	1,354	43	5.9%	123	9.1%
April 2025 Cedar Bridge Loan	136	—	136	—	136	n/a	136	n/a
Property debt interest - Cedar	1,946	2,097	3,926	4,130	(151)	(7.2)%	(204)	(4.9)%
Total Interest Expense	$8,692	$8,778	$16,785	$16,183	$(86)	(1.0)%	$602	3.7%
(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	18

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ending December 31, 2025	$1,035	0.2%
December 31, 2026	16,450	3.3%
December 31, 2027	2,776	0.6%
December 31, 2028	16,771	3.4%
December 31, 2029	25,035	5.1%
December 31, 2030	6,067	1.2%
Thereafter	424,803	86.2%
Total principal repayments and debt maturities	$492,937	100.0%

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	19

Property Summary

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,338	$8.81
Beaver Ruin Village	Lilburn, GA	27	74,038	90.3%	90.3%	66,840	1,293	19.34
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	503	14.39
Brook Run Shopping Center	Richmond, VA	17	147,738	91.5%	91.5%	135,110	1,199	8.87
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	626	12.20
Cardinal Plaza	Henderson, NC	10	50,000	100.0%	100.0%	50,000	540	10.80
Chesapeake Square	Onley, VA	13	108,982	90.9%	90.9%	99,006	768	7.76
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	519	11.39
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,090	6.39
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	19	80,435	100.0%	100.0%	80,435	807	10.03
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	779	16.29
Forrest Gallery	Tullahoma, TN	28	214,451	91.2%	91.2%	195,642	1,509	7.71
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,314	11.56
Freeway Junction	Stockbridge, GA	17	156,834	97.3%	97.3%	152,543	1,352	8.87
Franklin Village	Kittanning, PA	22	151,821	72.9%	72.9%	110,619	1,222	11.05
Franklinton Square	Franklinton, NC	14	65,366	95.3%	95.3%	62,300	616	9.89
Georgetown	Georgetown, SC	1	29,572	74.5%	74.5%	22,032	215	9.75
Grove Park Shopping Center	Orangeburg, SC	13	93,265	94.2%	94.2%	87,851	723	8.23
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	94.0%	91.0%	54,648	470	8.60
JANAF	Norfolk, VA	110	796,624	91.2%	91.2%	726,543	9,460	13.02
Laburnum Square	Richmond, VA	20	109,405	98.2%	98.2%	107,405	1,039	9.67
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	588	11.17
LaGrange Marketplace	LaGrange, GA	13	76,594	92.2%	92.2%	70,600	472	6.68
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	416	9.53
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	366	9.33
Litchfield Market Village	Pawleys Island, SC	25	86,717	96.4%	96.4%	83,582	1,157	13.84
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	519	7.77
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	681	12.14
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,055	9.01
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	484	10.90
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,433	1,166	10.66
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	872	13.35
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	766	8.66
Rivergate Shopping Center	Macon, GA	23	193,960	68.9%	68.9%	133,688	2,387	17.85
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	743	11.10
Shoppes at Myrtle Park	Bluffton, SC	13	56,609	97.5%	97.5%	55,182	677	12.28
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	401	6.82
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	311	8.68
St. George Plaza	St. George, SC	9	59,174	100.0%	100.0%	59,174	470	7.95
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	100.0%	111,189	1,172	10.54
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	267	6.26
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	1,314	9.28
Tri-County Plaza	Royston, GA	8	67,577	96.0%	96.0%	64,877	464	7.15
Tuckernuck	Richmond, VA	18	93,391	100.0%	100.0%	93,391	1,130	12.10
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.30
Village of Martinsville	Martinsville, VA	21	288,254	94.8%	94.8%	273,297	2,272	8.31
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	540	10.86
Westland Square	West Columbia, SC	11	62,735	100.0%	85.1%	53,360	488	9.14
	WHLR TOTAL	736	5,182,474	94.2%	94.0%	4,871,135	$50,639	$10.40

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	20

Property Summary (continued)

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's)	Annualized Base Rent per Occupied Sq. Foot
CDR
Brickyard Plaza	Berlin, CT	11	227,598	100.0%	100.0%	227,598	$2,101	$9.23
Carll's Corner	Bridgeton, NJ	7	116,532	36.9%	36.9%	43,012	453	10.53
Coliseum Marketplace	Hampton, VA	9	106,648	100.0%	94.9%	101,198	1,221	12.07
Fairview Commons	New Cumberland, PA	10	50,485	80.3%	80.3%	40,555	492	12.12
Fieldstone Marketplace	New Bedford, MA	13	193,836	79.4%	77.3%	149,855	1,543	10.30
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	647	9.23
Golden Triangle	Lancaster, PA	18	202,790	89.2%	89.2%	180,940	2,716	15.01
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	732	7.17
Patuxent Crossing	California, MD	26	264,068	77.0%	77.0%	203,209	2,024	9.96
Pine Grove Plaza	Brown Mills, NJ	17	79,306	89.9%	89.9%	71,306	879	12.32
Southington Center	Southington, CT	9	155,842	92.1%	92.1%	143,507	1,076	7.50
Timpany Plaza	Gardner, MA	17	182,820	67.5%	67.5%	123,433	1,388	11.25
Trexler Mall	Trexlertown, PA	23	342,541	99.7%	98.7%	337,944	3,831	11.34
Washington Center Shoppes	Sewell, NJ	29	157,300	96.7%	94.3%	148,258	1,864	12.58
	CDR TOTAL	202	2,253,544	87.0%	86.2%	1,942,993	$20,967	$10.79

	COMBINED TOTAL	938	7,436,018	92.0%	91.6%	6,814,128	$71,606	$10.51

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
St. George Land	WHLR	St. George, SC	2.51
South Philadelphia parcels	CDR	Philadelphia, PA	4.47

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	21

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR
Local
29%
National /
Regional
71%

Percentage of Portfolio Leased Square Feet

Local
22%
National /
Regional
78%

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	22

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,450	6.21%	520,000	6.99%	$8.56
Kroger Co (1)	Grocery	2,137	2.98%	239,000	3.21%	8.94
Planet Fitness	Gym	1,692	2.36%	186,000	2.50%	9.10
Dollar Tree (2)	Discount Retailer	1,458	2.04%	187,000	2.51%	7.80
TJX Companies (3)	Discount Retailer	1,438	2.01%	195,000	2.62%	7.37
Lowes Foods (4)	Grocery	1,223	1.71%	130,000	1.75%	9.41
Piggly Wiggly	Grocery	1,183	1.65%	135,000	1.82%	8.76
Aldi (5)	Grocery	1,072	1.50%	106,000	1.43%	10.11
Kohl's	Discount Retailer	1,049	1.46%	147,000	1.98%	7.14
Lehigh Valley Health	Health	803	1.12%	43,000	0.58%	18.67
		$16,505	23.04%	1,888,000	25.39%	$8.74

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 18 (Dollar Tree announced on July 7, 2025 it's sale of Family Dollar)
(3) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(4) Lowes Foods 1 / KJ's Market 2
(5) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	621,890	8.36%	—%	$—	—%	$—
MTM	8	19,025	0.26%	0.28%	215	0.30%	11.30
2025	47	126,742	1.70%	1.86%	1,653	2.31%	13.04
2026	150	767,726	10.32%	11.27%	8,561	11.96%	11.15
2027	164	679,615	9.14%	9.97%	8,564	11.96%	12.60
2028	144	1,050,691	14.13%	15.42%	9,873	13.79%	9.40
2029	143	923,366	12.42%	13.55%	10,272	14.35%	11.12
2030	110	1,147,162	15.43%	16.84%	10,112	14.12%	8.81
2031	46	498,843	6.71%	7.32%	5,163	7.21%	10.35
2032	33	436,350	5.87%	6.40%	3,917	5.47%	8.98
2033	20	250,321	3.37%	3.67%	2,796	3.90%	11.17
2034 & thereafter	73	914,287	12.29%	13.42%	10,480	14.63%	11.46
Total	938	7,436,018	100.00%	100.00%	$71,606	100.00%	$10.51

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	23

Lease Expiration Schedule (continued)
Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	146,201	$—	—%	$—	—	—	$—	—%	$—
MTM	—	—	—	—%	—	—	—	—	—%	—
2025	—	—	—	—%	—	—	—	—	—%	—
2026	2	42,321	533	20.40%	12.59	11	361,662	2,923	10.07%	8.08
2027	2	49,769	459	17.57%	9.22	5	149,546	1,221	4.21%	8.16
2028	2	55,876	241	9.22%	4.31	16	637,301	4,187	14.43%	6.57
2029	2	48,789	517	19.79%	10.60	12	412,258	3,316	11.42%	8.04
2030	—	—	—	—%	—	17	851,248	5,337	18.39%	6.27
2031	1	20,858	60	2.30%	2.88	6	280,541	2,674	9.21%	9.53
2032	—	—	—	—%	—	10	315,053	2,152	7.41%	6.83
2033	1	43,416	803	30.72%	18.50	4	152,484	1,146	3.95%	7.52
2034+	—	—	—	—%	—	18	711,494	6,069	20.91%	8.53
Total	10	407,230	$2,613	100.00%	$10.01	99	3,871,587	$29,025	100.00%	$7.50

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	475,689	$—	—%	$—	—	—	$—	—%	$—
MTM	7	19,025	214	1.11%	11.25	1	—	1	—%	—
2025	30	58,278	842	4.38%	14.45	17	68,464	811	3.91%	11.85
2026	95	229,653	3,041	15.80%	13.24	42	134,090	2,064	9.96%	15.39
2027	112	261,794	4,242	22.05%	16.20	45	218,506	2,642	12.75%	12.09
2028	76	168,589	2,756	14.32%	16.35	50	188,925	2,689	12.97%	14.23
2029	73	213,745	3,157	16.41%	14.77	56	248,574	3,282	15.84%	13.20
2030	52	105,533	1,971	10.24%	18.68	41	190,381	2,804	13.53%	14.73
2031	19	51,588	804	4.18%	15.59	20	145,856	1,625	7.84%	11.14
2032	13	35,185	518	2.69%	14.72	10	86,112	1,247	6.02%	14.48
2033	8	14,908	254	1.32%	17.04	7	39,513	593	2.86%	15.01
2034+	26	65,338	1,443	7.50%	22.09	29	137,455	2,968	14.32%	21.59
Total	511	1,699,325	$19,242	100.00%	$15.73	318	1,457,876	$20,726	100.00%	$14.22

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	24

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Renewals(1):
Leases renewed with rate increase (sq feet)	66,492	154,149	214,013	213,264
Leases renewed with rate decrease (sq feet)	—	—	—	4,000
Leases renewed with no rate change (sq feet)	32,000	34,003	83,668	65,803
Total leases renewed (sq feet)	98,492	188,152	297,681	283,067

Leases renewed with rate increase (count)	24	38	54	63
Leases renewed with rate decrease (count)	—	—	—	1
Leases renewed with no rate change (count)	1	2	3	4
Total leases renewed (count)	25	40	57	68

Option exercised (count)	5	8	9	11

Weighted average on rate increases (per sq foot)	$2.03	$1.41	$1.94	$1.40
Weighted average on rate decreases (per sq foot)	$—	$—	$—	$(0.13)
Weighted average rate on all renewals (per sq foot)	$1.37	$1.15	$1.39	$1.05

Weighted average change over prior rates	13.63%	10.76%	14.04%	9.68%

New Leases(1) (2):
New leases (sq feet)	22,893	85,487	91,395	107,836
New leases (count)	10	9	18	19
Weighted average rate (per sq foot)	$14.40	$13.47	$13.02	$13.13

New Rent Spread	40.76%	29.93%	38.80%	27.76%

(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	25

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Renewals(1):
Leases renewed with rate increase (sq feet)	76,059	36,918	150,449	69,185
Leases renewed with rate decrease (sq feet)	—	1,375	—	1,375
Leases renewed with no rate change (sq feet)	1,375	—	1,375	—
Total leases renewed (sq feet)	77,434	38,293	151,824	70,560

Leases renewed with rate increase (count)	5	7	13	10
Leases renewed with rate decrease (count)	—	1	—	1
Leases renewed with no rate change (count)	1	—	1	—
Total leases renewed (count)	6	8	14	11

Option exercised (count)	2	2	7	4

Weighted average on rate increases (per sq foot)	$0.42	$1.48	$0.65	$1.07
Weighted average on rate decreases (per sq foot)	$—	$(7.32)	$—	$(7.32)
Weighted average rate on all renewals (per sq foot)	$0.42	$1.17	$0.65	$0.91

Weighted average change over prior rates	10.57%	9.25%	8.93%	5.73%

New Leases(1) (2):
New leases (sq feet)	16,702	34,776	16,702	50,481
New leases (count)	5	6	5	10
Weighted average rate (per sq foot)	$21.89	$11.00	$21.89	$12.74

New Rent Spread	(2.40)%	(3.72)%	(2.40)%	(7.47)%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2025 unless otherwise stated	26